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 Asbill &                                                           202.383.0100
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                               September 10, 2004
  ATTORNEYS AT LAW


Board of Directors
IDS Life Insurance Company
70100 AXP Financial Center
Minneapolis, MN 55474

Board of Managers
IDS Life Variable Annuity Fund A
70100 AXP Financial Center
Minneapolis, MN 55474

Board of Managers
IDS Life Variable Annuity Fund B
70100 AXP Financial Center
Minneapolis, MN 55474

Board of Directors
AXP Variable Portfolio - Select Series, Inc.
901 Marquette Avenue South, Suite 2810
Minneapolis, MN 55402-3268

Ladies and Gentlemen:

         This letter responds to your request for our opinion on the federal income tax consequences of: (1) a transfer of all the assets of the IDS Life Variable Annuity Fund A ("Fund A") and IDS Life Variable Annuity Fund B ("Fund B," and collectively with Fund A, the "Current Funds") to the AXP Variable Portfolio - Core Equity Fund (the "New VP Fund"), a newly created series of the AXP Variable Portfolio - Select Series, Inc. (the "VP Corporation"), in exchange for shares of the New VP Fund and the assumption by the New VP Fund of the liabilities of the Current Funds (other than liabilities associated with insurance obligations) and (2) the conversion of each of the Current Funds to a unit investment trust (each a "New UIT," and collectively, the "New UITs"). (These transactions will be referred to as the "Reorganization.")

         In rendering our opinion, we have relied solely on the representations set forth below and on the facts, summarized below, contained in the following documents: (1) the Agreement and Plan of Reorganization ("Plan of Reorganization") adopted by and among IDS Life Insurance Company ("IDS Life"), the Current Funds, the VP Corporation, and American Express Financial
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Board of Directors
Board of Managers
September 10, 2004
Page 2


Corporation ("AEFC") and (2) the Proxy Statement/Prospectus of the Current Funds and the New VP Fund (the "Proxy Statement").

                            Summary of Relevant Facts

         Each of the Current Funds is organized under Minnesota law as a segregated asset account of IDS Life and is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"). The VP Corporation is a Minnesota corporation registered as an open-end management investment company under the 1940 Act. The VP Corporation is a series corporation authorized to create several separate series and to issue separate classes of shares of stock representing ownership interests in each of those series. The New VP Fund is currently the only series of the VP Corporation.

         Neither beneficial interests in the Current Funds nor shares of the New VP Fund are available for purchase by members of the general public. Rather, the Current Funds support interests under variable annuity contracts (the "IDS Contracts") issued by IDS Life. Similarly, shares of the New VP Fund will be available for purchase only by separate accounts (or subaccounts thereof) of insurance companies as the underlying investment medium for owners of variable annuity contracts or variable life insurance contracts. Following the transfer of their assets to the New VP Fund, the Current Funds will be restructured as the New UITs. The New UITs will be passive investment vehicles that will hold exclusively shares of the New VP Fund. Contract value currently allocated to the Current Funds will be allocated to the New UITs following the Reorganization. Immediately following the Reorganization, all shares of the New VP Fund will be held by the New UITs.

         The New VP Fund will have substantially similar investment objectives, principal investment strategies, and investment style as each of the Current Funds. In addition, AEFC, which is currently the investment adviser to the Current Fund, will be the investment adviser to the New VP Fund following the Reorganization. Also, the New VP Fund will have the same portfolio manager as the Current Funds.

         For valid business reasons set forth in the Plan of Reorganization and the Proxy Statement, the boards of managers of the Current Funds have recommended to the contractowners of the IDS Contracts (the "Contractowners") that they approve the Reorganization. The Plan of Reorganization, as approved by the board of directors of IDS Life, the boards of managers of the Current Funds, and the board of directors of the VP Corporation, provides, in substance, as follows:

         (1) As of the effective time of the Reorganization (the "Effective Time") on the closing date (the "Closing Date"), IDS Life, on behalf of the Current Funds, will transfer all cash (except, if required, minimal amounts needed to keep bank accounts open), all securities and other investments held or in transit, all accounts
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Board of Directors
Board of Managers
September 10, 2004
Page 3

         receivable for sold investments, and all dividends and interest receivable (collectively, the "Portfolio Assets") of the Current Funds to be held as property of the New VP Fund;

         (2) Each of the Current Funds will be restructured as a New UIT registered as a unit investment trust under the 1940 Act.

         (3) In exchange for the Portfolio Assets, the New VP Fund will issue to IDS Life for allocation to each New UIT, shares of the New VP Fund, and the New VP Fund will assume any unsatisfied liability incurred by the Current Funds before the Effective Time (other than liabilities associated with insurance obligations that will be assumed by the New
         UITs). With respect to each Current Fund, the number of shares of the New VP Fund to be issued in the exchange will be determined by dividing the value of the net assets of that Current Fund to be transferred, as of the close of trading on the Closing Date, by the initial per share value assigned to the shares of the New VP Fund; and

         (4) As of the Effective Time, IDS Life will cause the shares of the New VP Fund it receives pursuant to (3) above to be duly and validly recorded and held on its records as assets of each New UIT, such that the Contractowners' interests in each New UIT after the Closing Date will then be equivalent to their former interests in the Current Funds.(1)

                                 Representations

         Our opinion is conditioned upon the accuracy of the following representations as of the Closing Date, which representations have been certified to us by an authorized officer of IDS Life or the VP Corporation as appropriate:

(a) Each of the Current Funds is organized as a segregated asset account of IDS Life under Minnesota law and is registered with the Securities and Exchange Commission under the 1940 Act as an open-end management investment company. Each of the Current Funds is administered and accounted for as part of the general business of IDS Life, but its assets are not chargeable with liabilities arising from the business of any other separate account or any other business that IDS Life may conduct. Each of the Current Funds holds only assets pursuant to

-----------
(1) The shares of the New VP Fund will be issued in open account form by book entry without the issuance of certificates.

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Board of Directors
Board of Managers
September 10, 2004
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variable contracts described in section 817(d)(2) and has satisfied (and will continue to satisfy) the diversification requirements of section 817(h) and section 1.817-5(b) of the Income Tax Regulations. Each of the Current Funds is properly taxed as part of the operations of IDS Life and is not a separate taxable entity for federal income tax purposes.

         (b) The VP Corporation is registered with the Securities and Exchange Commission under the 1940 Act as an open-end management investment company, and the New VP Fund (1) will operate as a separate open-end management investment company, and (2) will be taxable as a separate corporation for federal income tax purposes by reason of section 851(g).

         (c) Following the Reorganization, the New VP Fund will qualify for treatment as a regulated investment company under section 851 (a "RIC") for the taxable year of the New VP Fund in which the Reorganization occurs and the next taxable year and intends to qualify as a RIC for all subsequent taxable years.

         (d) The fair market value of the shares of stock in the New VP Fund to be received by IDS Life for allocation to each of the New UITs will be approximately equal to the net fair market value of the assets transferred by the corresponding Current Fund in exchange therefor.

         (e) No New VP Fund stock or securities will be issued in connection with the Reorganization for services rendered to or for the benefit of the New VP Fund or for indebtedness of the New VP Fund.

         (f) The transfer of assets by the Current Funds to the New VP Fund is not the result of the solicitation by a promoter, broker, or investment house.

         (g) Neither the Current Funds nor IDS Life will retain any rights in the assets transferred to the New VP Fund.

         (h) The adjusted basis and the fair market value of the assets to be transferred by the Current Funds to the New VP Fund will, in each instance, be equal to or exceed the sum of the liabilities to be assumed by the New VP Fund (within the meaning of section 357(d)).

         (i) The liabilities of the Current Funds to be assumed by the New VP Fund (within the meaning of section 357(d)) were incurred in the ordinary course of business and are associated with the assets to be transferred.

-----------
(2) Unless otherwise indicated, all section references are to the Internal Revenue Code of 1986, as amended (the "Code").
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Board of Directors
Board of Managers
September 10, 2004
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         (j)   There is no indebtedness between the New VP Fund, on the one hand, and the Current Funds or IDS Life, on the other hand, and there will be no indebtedness created in favor of the Current Funds, the New UITs, or IDS Life as a result of the proposed transaction.

         (k) Neither the New VP Fund nor any person related to such fund has any plan or intention to redeem (or acquire) any of the New VP Fund shares issued in the Reorganization except under its legal obligations under section 22(e) of the 1940 Act.

         (l) Neither IDS Life nor the New UITs has any plan or intention to sell, transfer, or otherwise dispose of the shares of the New VP Fund stock received in the Reorganization other than in connection with its obligations under the IDS Contracts.

         (m) Immediately following the Reorganization, all of the outstanding shares of the New VP Fund stock will be held by the New UITs.

         (n) The New VP Fund has no current plan or intention to issue shares of its stock to any person other than IDS Life (or separate accounts or subaccounts thereof).

         (o) There is no current plan or intention to liquidate the New VP Fund or otherwise terminate its existence.

         (p) The New VP Fund has no current plan or intention to sell or otherwise dispose of any of the Portfolio Assets transferred to it by the Current Funds other than dispositions made in the ordinary course of its business as an open-end investment company.

         (q) Neither the Current Funds nor IDS Life is under the jurisdiction of a court in a Title 11 or similar case (within the meaning of section 368(a)(3)(A)).

         (r) Except for expenses related solely and directly to the Reorganization, each of the Current Funds, the New VP Fund, the New UITs, and IDS Life will pay its respective transaction expenses (if any). AEFC will pay all expenses that are solely and directly related to the Reorganization.

         (s) IDS Life (including the Current Funds) and the New VP Fund are each engaging in the Reorganization for valid business reasons.

         (t) Each of the New UITs will be registered with the Securities and Exchange Commission as a unit investment trust under the 1940 Act and will also be a segregated asset account under applicable state insurance laws. Each of the New UITs will be administered and accounted for as part of the general business of IDS Life, but its assets will not be chargeable with liabilities arising from the business of any other separate account or any other business that
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Board of Directors
Board of Managers
September 10, 2004
Page 6


IDS Life may conduct. Each of the New UITs will hold only assets pursuant to variable contracts described in section 817(d) and will satisfy the diversification requirements of section 817(h) and section 1.817-5(b) of the Income Tax Regulations. Each of the New UITs will properly be taxed as part of the operations of IDS Life and will not be a separate taxable entity for federal income tax purposes.

         (u) The New VP Fund will be managed in such a manner as to satisfy the diversification requirements of section 817(h) and section 1.817-5(b) of the Income Tax Regulations.

         (v) Each of the IDS Contracts qualifies as a variable annuity contract for federal income tax purposes.

         (w) Each of the IDS Contracts: (1) permits IDS Life to substitute or does not preclude IDS Life from substituting shares of the New VP Fund for the Portfolio Assets held by the Current Funds, (2) permits IDS Life to restructure or does not preclude IDS Life from restructuring the Current Funds as the New UITs, and (3) will not differ materially as a result of the Reorganization.

         (x) Other than pursuant to the right under the IDS Contracts for Contractowners to allocate purchase payments among one investment company meeting the requirements of section 817(h) and section 1.817-5 of the Income Tax Regulations and a fixed account, IDS Life does not permit, and will not permit, any Contractowner to direct or require (nor is there a pre-arranged plan for) IDS Life, the Current Funds, the New UITs, or the New VP Fund to acquire any particular asset or investment (or adopt any particular investment strategy). IDS Life does not permit, and will not permit, Contractowners to communicate directly or indirectly with any investment officer of IDS Life (or its affiliates) or with the investment advisor for the Current Funds or the New VP Fund regarding the selection, quality, or rate of return of any specific investment or group of investments held in the Current Funds, the New UITs, or the New VP Fund.

         (y) Each of the Current Funds pursues, and at all times during its existence has pursued, a broad investment strategy. Following the Reorganization, the New VP Fund will pursue a broad investment strategy. Contractowners have not had (and will not have) any involvement with respect to the choice of investment advisers that manage the Current Funds or that will manage the New VP Fund following the Reorganization. All investment decisions concerning the Current Funds have been made by the investment advisers for such funds, and all investment decisions concerning the New VP Fund will be made by the investment advisers for such fund. See Rev. Rul. 2003-91, 2003-33 I.R.B. 347 (August 18, 2003).
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Board of Directors
Board of Managers
September 10, 2004
Page 7


         (z) Other than in the case of investors permitted under section 1.817-5(f)(3) of the Income Tax Regulations: (1) all the shares of the New VP Fund will be held by separate accounts of one or more life insurance companies, and (2) public access to the New VP Fund will be available exclusively through the purchase of a variable annuity contract or variable life insurance contract.


                                     Opinion

         Based on our analysis of the Code, the Income Tax Regulations promulgated under the Code, case law, published and private rulings of the Internal Revenue Service, and other relevant legal authority, and in view of the facts summarized above and the representations set forth above, it is our opinion that the following federal income tax consequences will result from the
Reorganization:

         1. IDS Life (including the Current Funds) will not recognize any gain or loss as a result of the restructuring of the Current Funds as the New UITs. See Rev. Rul. 78-204, 1978-1 C.B. 216 (segregated asset account registered as a unit investment trust that supports variable annuity contracts cannot be a separate taxable entity from the life insurance company establishing such separate account); GCM 37393 (January 25, 1978) (same); GCM 37390 (January 25,
1978) (same); see also Rev. Rul. 97-46, 1997-2 C.B. 72 (insurance company not prohibited from transferring appreciated assets from general account to segregated asset account); TAM 9807001 (October 28, 1997) (no gain or loss recognized when insurance company transfers appreciated assets to a segregated asset account used to support variable annuity contracts because segregated asset account is not a taxable entity separate from the insurance company).

         2. For federal income tax purposes, (a) transfers of assets by or on behalf of the Current Funds to the New VP Fund will be treated as transfers of such assets by IDS Life; and (b) receipt of shares of the New VP Fund stock by or on behalf of the Current Funds or the New UITs will be treated as a receipt of such shares by IDS Life.

         3. IDS Life (including the Current Funds) will not recognize any gain or loss as a result of the transfer of the Current Funds' assets to the New VP Fund in exchange for shares of the New VP Fund and the assumption by the New VP Fund of the Current Funds' liabilities (other than liabilities associated with insurance obligations that will be assumed by the New UITs). Section 351; see also Treas. Reg. ss.ss. 1.351-1(c)(1) and (5) (transfer by one transferor will not result in diversification and will not be considered a transfer to an investment company within the meaning of Section 351(e)(1)).
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Board of Directors
Board of Managers
September 10, 2004
Page 8


         4. No gain or loss will be recognized by the New VP Fund upon receipt of the Current Funds' assets solely in exchange for New VP Fund shares and the assumption of the Current Funds' liabilities (other than liabilities associated with insurance obligations that will be assumed by the New UITs). Section 1032.

         5. The New VP Fund's basis in the assets received from the Current Funds will be the same as IDS Life's basis in those assets immediately prior to the Reorganization. Section 362(a).

         6. The New VP Fund's holding period for the transferred assets will include IDS Life's holding period therefor. Section 1223(2).

         7. IDS Life's aggregate basis in the shares of the New VP Fund received in the Reorganization will be the same as the aggregate adjusted basis of the assets surrendered in exchange therefor reduced by the amount of any liabilities of the Current Funds assumed by the New VP Fund. Section 358.
         8. IDS Life's holding period in the shares of the New VP Fund received in the Reorganization will include its holding period for the assets surrendered in exchange therefor, provided such assets were held as capital assets on the Closing Date. Section 1223(l).

         9. No gain or loss will be recognized by the Contractowners as a result of the Reorganization. See sections 72, 817(h), and 7702; see also Rev. Rul. 2003-91, 2003-33 I.R.B. 347.

                                      * * *

         We express no opinion regarding the federal income tax consequences of the payment by AEFC of expenses incurred in connection with the Reorganization, except in relation to the qualification of the transfer of the Current Funds' assets to the New VP Fund as a transfer within the meaning of Section 351.
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Board of Directors
Board of Managers
September 10, 2004
Page 9



         We are furnishing this opinion letter solely for the benefit of the board of directors of the IDS Life, the boards of managers of the Current Funds, and the board of directors of the VP Corporation. This letter is not to be used, circulated, or quoted for any other purpose without our written consent. Our opinion reflects our interpretation of the provisions of the Code as in effect as of the date hereof. Our opinion is limited to the federal income tax consequences of the Reorganization, and we express no opinion regarding any matter not discussed herein, including any state, local, foreign or other tax or nontax consequences. Absent your written request, we will revise or update this letter to reflect subsequent changes in law only through the Closing Date.

                                                     Sincerely yours,



                                             /s/ Sutherland Asbill & Brennan LLP
                                             -----------------------------------
                                                 SUTHERLAND ASBILL & BRENNAN LLP